                             THE MGM SAVINGS PLAN

                Amended and Restated Effective January 1, 1998

                             THE MGM SAVINGS PLAN

                               TABLE OF CONTENTS
                               -----------------

Section                                                 Page
-------                                                 ----
SECTION 1.  DEFINITIONS.................................  3

SECTION 2.  SERVICE.....................................  6

SECTION 3.  ELIGIBILITY TO PARTICIPATE..................  9

SECTION 4.  SALARY DEFERRAL CONTRIBUTIONS............... 12

SECTION 5.  MATCHING EMPLOYER CONTRIBUTIONS............. 22

SECTION 6.  VOLUNTARY EMPLOYEE CONTRIBUTIONS............ 31

SECTION 7.  ALLOCATIONS; ACCOUNTING..................... 32

SECTION 8.  LIMITATIONS ON ANNUAL ADDITIONS............. 35

SECTION 9.  INVESTMENT OF CONTRIBUTIONS................. 38

SECTION 10. VESTING..................................... 42

SECTION 11. DISTRIBUTIONS............................... 45

SECTION 12. LOANS....................................... 54

SECTION 13. ADMINISTRATION OF THE PLAN.................. 57

SECTION 14. TRUST FUND.................................. 60

SECTION 15. FIDUCIARY RESPONSIBILITY.................... 63

SECTION 16. AMENDMENT, TERMINATION, MERGER.............. 65

SECTION 17. MISCELLANEOUS............................... 67

SECTION 18. TOP-HEAVY REQUIREMENTS...................... 72

                                    PREAMBLE
                                    --------


     This Plan shall be known as the MGM Savings Plan. The purpose of the Plan is to enable employees of Metro-Goldwyn-Mayer Studios Inc. and certain of its affiliates to save for their retirement through a program of employee and employer contributions.

     The Plan was adopted effective May 1, 1986, by MGM Group Holdings Corporation (originally known as MGM/UA Communications Co., the sponsor subsequently underwent several corporate name changes). The Plan is intended to satisfy the requirements of the Employee Retirement Income Security Act of 1974 and to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986 or any other applicable sections thereof, as amended from time to time.

     Since its adoption the Plan has been amended to comply with applicable provisions of the Tax Reform Act of 1986, and other related legislation and guidance, and to reflect certain additional Plan changes. Effective on or about December 15, 1993, MGM Group Holdings Corporation transferred certain assets and liabilities, including the MGM Savings Plan, to Metro-Goldwyn-Mayer Studios Inc., a wholly owned subsidiary which was, at that time, known as Metro-Goldwyn-Mayer Inc. The MGM Savings Plan continued to be sponsored by Metro-Goldwyn-Mayer Inc. on and after such date.

     Effective October 9, 1996, Metro-Goldwyn-Mayer Inc. became a wholly-owned subsidiary of P & F Acquisitions. Effective September 10, 1997, Metro-Goldwyn-Mayer Inc. was renamed Metro-Goldwyn-Mayer Studios Inc., and P&F Acquisitions was renamed Metro-Goldwyn-Mayer Inc. Metro-

Goldwyn-Mayer Studios Inc. continued to sponsor the MGM Savings Plan through December 31, 1997. Effective January 1, 1998, Metro-Goldwyn-Mayer Inc. is the sponsor of the MGM Savings Plan.

     This amended and restated Plan is effective January 1, 1998. The rights of any Participant whose employment terminated prior to any amendment or restatement of this Plan shall be determined by the provisions of the Plan as in effect at the time of his or her termination of employment, unless specifically otherwise provided herein.

                            SECTION 1.   DEFINITIONS
                            ------------------------



     The terms used herein shall have the following meanings unless a different meaning is clearly required by the context:

     (a) "Affiliate" shall mean any corporation or other trade or business which is affiliated with an Employer pursuant to the provisions of Section 414(b), (c), (m), or (o) of the Internal Revenue Code.

     (b) "Basic Earnings" shall mean the basic compensation paid to an Employee by an Employer or Affiliate in any Plan Year or fractional Plan Year during which an Employee participates in the Plan, inclusive of Salary Deferral Contributions to the Plan (to the extent such contributions are not recharacterized as Voluntary Employee Contributions under Section 4(g) hereof) and pre-tax contributions under the MGM Cafeteria Plan, but exclusive of overtime, commissions, voluntary bonus, contractual bonus, bonus based on a percentage of annual net profits or gross receipts, penalty payments, car allowances, and, in the case of foreign employment, earnings in excess of amounts paid in the United States.

     (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company.

     (d)  "Committee" shall mean the Retirement Plan Committee described in
Section 13.

     (e)  "Company" shall mean Metro-Goldwyn-Mayer Inc. effective January 1,
1998.

     (f)  "Effective Date" shall mean January 1, 1998.

     (g) "Employee" shall mean any employee of an Employer and any employee of an

Affiliate that is not an Employer who is designated as eligible to participate in the Plan by the Committee; provided, however, that the term "Employee" shall not include any person who renders services such as, without limitation, actor, cameraman, composer, director, musician, producer, singer or writer; provided, further, that the term "Employee" shall not include any leased employee (as defined in Section 414(n) of the Internal Revenue Code) covered by a plan described in Section 414(n)(5) of the Internal Revenue Code. The determination of the Committee with respect to the nature of a person's services shall be conclusive for purposes of the Plan.

     (h) "Employer" shall mean the Company and any Affiliate which, with the consent of the Board of Directors, adopts the Plan.

     (i) "Matching Employer Contribution" shall mean the contribution made by the Employer in any Plan Year pursuant to Section 5.

     (j)  "Named Fiduciary" shall mean:

          (i)    The Board of Directors;

          (ii)   The Committee;

          (iii)  The Trustee; and

          (iv) Any Investment Manager appointed by the Board of Directors or the Committee to manage all or a portion of the Trust Fund.

     (k) "Normal Retirement Age" shall mean the later of (i) a Participant's 65th birthday; or (ii) with respect to a Participant who is hired after attainment of age 60, the fifth anniversary of the Participant's employment commencement date.

     (l) "Participant" shall mean any Employee who has become eligible to participate in the Plan pursuant to Section 3 hereof, regardless of whether he has elected to have Salary Deferral Contributions made to the Plan on his behalf by his Employer.

     (m)  "Plan" shall mean the MGM Savings Plan.

     (n) "Plan Year" shall mean the calendar year, except that the first Plan Year shall begin on May 1, 1986 and end on December 31, 1986.

     (o)  "Rollover Contribution" shall mean the contribution described in
Section 7(e).

     (p) "Salary Deferral Contribution" shall mean the amount which a Participant elects to have contributed by the Employer to the Plan in any Plan Year pursuant to Section 4.

     (q) "Total Disability" shall mean a disability that renders a Participant unable to satisfactorily perform the usual duties of his employment with the Employer as determined by the Committee after consultation with a duly licensed physician selected by the Committee.

     (r) "Trust" shall mean the Trust established pursuant to Section 14 to carry out the purposes of the Plan, which Trust, as amended from time to time, shall form a part of the Plan.

     (s) "Valuation Date" shall mean any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

     (t) "Voluntary Employee Contribution" shall mean an amount contributed by a Participant to the Plan in any Plan Year pursuant to Section 4(g) or 6.

                              SECTION 2.   SERVICE
                              --------------------

     (a)  Companies for Whom Service Credited.  Service shall mean periods of
          -----------------------------------
employment with:

          (i)    An Employer;

          (ii) An Affiliate, on and after the date it becomes an Affiliate (unless the Board of Directors, in its sole discretion, provides credit for Service for periods of employment prior to such date); and

          (iii) Any corporation which is a predecessor corporation of an Employer or a corporation merged, consolidated or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, if the Employer maintains a plan of such a predecessor corporation. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Internal Revenue Code.

     Effective January 1, 1998, in the case of an individual who (A) was employed by Orion Pictures Corporation on July 10, 1997 (the "Acquisition Date"), (B) became an Employee of the Company or an Affiliated Company on and after the Acquisition Date, and (C) is an Employee of the Company on January 1, 1998, all periods of service credited under the Orion Pictures Corporation Thrift Savings/Profit Sharing Plan (the "Orion Plan") on behalf of such individual before January 1, 1998 shall be credited as service under this Plan. For purposes of calculating Service on and after January 1, 1998, the date of hire of a Orion Participant shall be deemed to be January 1, 1998.

     Notwithstanding the foregoing, an Employee shall receive credit for periods of employment with a company described in Paragraph (ii) or (iii) only to the extent that he would be given credit under this Section were he then in the employ of an Employer.

     (b)  Periods Credited.  An Employee shall receive credit for Service under
          ----------------
the Plan from the date his employment commences to the date his employment is severed, including, by way of illustration but not by way of limitation, any authorized leave of absence from employment, including any authorized absence from work for maternity or paternity leave, and any period of military service in the Armed Forces of the United States required to be credited by law. For these purposes an Employee's employment commencement date shall be the date on which the Employee first performs an "hour of service" for the Employer or Affiliate, as determined under Department of Labor regulations. For these purposes, the term "maternity" or "paternity" leave shall include any absence from work during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption or foster care of such child by the Employee, or caring for such child for a period immediately following such birth or placement, the caring for a family member (defined as a child, spouse or parent of the Employee) with a serious health condition, or a serious health condition of the Employee, which causes the Employee to be unable to perform his or her job responsibilities. The definition of maternity or paternity leave shall be interpreted and applied under the Plan in a manner consistent with the Family and Medical Leave Act of 1993, as it may be amended from time to time, and applicable regulations.

     An Employee's Service shall be severed on the earlier of the date on which he retires, resigns, is discharged or dies, or the first anniversary of his first date of absence for any other reason; provided, however, that if an Employee is on authorized leave of absence for maternity or paternity leave which continues after the first anniversary of his first date of absence, the period between the first and second anniversaries of such first date of absence shall be neither a period of Service nor a period of severance. An Employee's Service shall not be considered severed by reason of a transfer from one Employer or Affiliate to another Employer or Affiliate.

     (c)  Reemployment Within 12 Months.  Notwithstanding the foregoing, in the
          -----------------------------
event that an Employee's Service is severed but he is reemployed within the 12 consecutive month period commencing on the date of severance, the period of severance shall constitute Service.

     (d)  Measurement of Service.  Service shall be measured in years and days,
          ----------------------
with each 365 days of Service being equivalent to one Year of Service. Fractional years shall be disregarded; provided, however, that subject to Subsection (e) hereof, all periods of Service prior to and subsequent to any period of severance shall be aggregated.

     (e)  One Year Period of Severance.  A one year period of severance shall
          ----------------------------
occur if Service is severed and the Employee does not perform an "hour of service," as determined under Department of Labor regulations, within the 12 consecutive month period commencing on the date of severance. In the event an Employee is reemployed after service is severed, Service prior to such severance shall be recognized, unless the Employee has no vested account under the Plan and the length of his period of severance equals or exceeds the greater of five
(5) years or the length of his period of Service prior to severance.

                    SECTION 3.   ELIGIBILITY TO PARTICIPATE
                    ---------------------------------------


     (a)  Initial Eligibility.  Any Employee who was a Participant on December
          -------------------
31, 1997 shall automatically continue to be a Participant in the Plan on the Effective Date. Any individual who was not a Participant on December 31, 1997 shall become a Participant in the Plan on the first day of the month coincident with, or next following, the date on which he completes one Year of Service as defined in Section 2(d) of this Plan, provided that he is employed by an Employer at such time.

     Notwithstanding the foregoing, if an Employee was a participant in the Orion Plan on December 31, 1997 (an "Orion Participant"), such Employee shall become a Participant in this Plan effective January 1, 1998.

     (b)  Reemployment.   An Employee who was a Participant in the Plan and
          ------------
whose employment with an Employer has terminated but who subsequently is reemployed shall again become a Participant or eligible to become a Participant on the first date on which he is reemployed by an Employer and completes an Hour of Service. An Employee who did not satisfy the requirements of Subsection 3(a) and whose employment with an Employer has terminated shall, after a one-year Break in Service, be treated as a newly-hired Employee upon his reemployment by an Employer. An Employee who did not satisfy the requirements of Subsection 3(a) and whose employment with an Employer has terminated shall, if he is rehired before the end of a one-year Break in Service, be eligible to become a Participant in accordance with Subsection 3(a), with his Service being measured from his original date of hire.

     (c)  Collective Bargaining.  Notwithstanding the foregoing:
          ---------------------

          (i) An Employee who is a member of a collective bargaining unit that is a party to a collective bargaining agreement with an Employer shall become a Participant in the Plan only if there is in effect an agreement making the Plan available to Employees in such unit; provided, however, that any Employee who is a member of a collective bargaining unit and who participates in, and receives compensation that is treated as Basic Earnings for purposes of the MGM Retirement Plan, shall be eligible to participate in the Plan to the extent of such compensation. Any such Employee shall become a Participant on the first day of the month next following the date he becomes an Employee in such a collective bargaining unit, provided such Employee otherwise satisfies the requirements of Subsection 3(a).

          (ii) If an Employee who was a member of a collective bargaining unit to which the Plan was not available ceases to be a member of such a collective bargaining unit, he shall become a Participant on the first day of the month next following his cessation of such membership, provided such Employee otherwise satisfies the requirements of Subsection 3(a).

          (iii) If an Employee who is a Participant subsequently becomes a member of a collective bargaining unit to which the Plan is not available, all contributions under the Plan by him or on his behalf shall cease, as soon as practicable; provided, however, that the Participant's separate accounts shall continue to be maintained as otherwise provided under the Plan.

     (d)  Leased Employees.  Leased employees (as defined in Section 414(n) of
          ----------------
the Internal Revenue Code) shall not be eligible to participate in the Plan.


                   SECTION 4.   SALARY DEFERRAL CONTRIBUTIONS
                   ------------------------------------------


     (a)  Amount of Contributions.  A Participant may elect with respect to each
          -----------------------
Plan Year or fractional Plan Year in which he is a Participant that his Employer shall contribute a Salary Deferral Contribution to the Trust on his behalf. Such Salary Deferral Contribution shall be a stated whole percentage of the Participant's Basic Earnings during each pay period, equal to not less than 1% nor more than 15% of the Participant's Basic Earnings during such pay period while a Participant. Salary Deferral Contributions shall be made through payroll deduction and the Participant's Basic Earnings shall be reduced by an identical amount. Notwithstanding anything to the contrary, and in accordance with Section 401(a)(17) of the Code, in no event shall the total of a Participant's Salary Deferral Contributions for any Plan Year exceed 15% of the dollar limit in effect under Section 401(a)(17) of the Code for such Plan Year.

     (b)  Election of Salary Deferral Contributions.  A Participant who elects
          -----------------------------------------
to have his Employer contribute a Salary Deferral Contribution to the Plan pursuant to Subsection (a) shall file with the Committee, on a form prescribed by it, an election that shall designate the percentage of his Basic Earnings during each pay period to be contributed and authorize payroll deduction.

     (c)  Time and Manner of Election.  An election under Subsection (b) may be
          ---------------------------
made at any time during the Plan Year, to be effective as of the first pay day of the calendar month after filing the form prescribed for such with the Committee. Such election shall remain in effect until changed by the Participant. An election may be changed not more than once in any calendar month, and any such change may be effective as of the first pay day of the calendar month after filing the form prescribed for such election with the Committee.

     (d)  Maximum Deferral Percentage.  Effective for Plan Years beginning on
          ---------------------------
and after January 1, 1997, notwithstanding anything herein to the contrary, in no event may the Salary Deferral Contributions made on behalf of all Highly Compensated Participants with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Participants which exceeds the greater of (i) or (ii) below, where:

          (i) is an amount equal to 125% of the Actual Deferral Percentage for the preceding Plan Year for all Participants in the Plan other than Highly Compensated Participants; and

          (ii) is an amount equal to the sum of the Actual Deferral Percentage for the preceding Plan Year for all Participants in the Plan other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants.

     The limitations under this subsection shall be applied separately with respect to each group of participants who are included in a unit of Employees covered by a collective bargaining agreement, and with respect to non-collective bargaining unit Employees.

     (e)  Definitions.  Effective for Plan Years beginning on and after January
          -----------
1, 1997, for purposes of this Section 4, the following terms shall have the following meanings:

          (i) "Actual Deferral Percentage" with respect to any group of actively employed Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

                 (A) The amount of Salary Deferral Contributions authorized by the Participant to be paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective Contributions made for the Plan Year, if any, divided by

                 (B)  The Participant's Compensation for such Plan Year.

                      For purposes of determining Actual Deferral Percentages,
                 any Participant who is suspended from participation pursuant to
                 Section 11(c)(iv) shall be treated as an eligible Participant. Actual Deferral Percentages will be determined in accordance with all of the applicable requirements (including, to the extent applicable, the plan aggregation requirements) of
                 Section 401(k) of the Internal Revenue Code, and the regulations issued thereunder. For purposes of determining the Actual

                 Deferral Percentage, any plans which are treated as one plan for purposes of section 410(b) shall be treated as one plan. If a Highly Compensated Participant participates in two or more plans of an Employer, all deferrals under those plans shall be aggregated for purposes of determining the Actual Deferral Percentage of such Highly Compensated Participant.

                      Notwithstanding the foregoing, the Committee may elect to
                 determine the permissible Actual Deferral Percentage for Highly Compensated Participants for any Plan Year beginning on or after January 1, 1997 on the basis of the Actual Deferral Percentage of the group of non-highly compensated employees for the current Plan Year rather than the preceding Plan Year, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code.

          (ii)   "Compensation" shall mean "compensation" as determined under
                 Section 8(g), plus, for Plan Years beginning before January 1, 1998, all pre-tax elective contributions made on behalf of a Participant either to a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Internal Revenue Code and applicable regulations) or a "cafeteria plan" (as defined under Section 125 of the Internal Revenue Code and applicable regulations) maintained by an Employer. The total amount of Compensation taken into account in any Plan Year shall not exceed $150,000 (adjusted for increases in the cost of living prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Internal Revenue Code). If the period for determining Compensation consists of fewer than twelve months, the foregoing annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the period and the denominator of which is twelve. In the case of an Employee who begins, resumes, or ceases to be eligible to make Salary Deferral Contributions during a Plan Year, the amount of Compensation included in the Actual Deferral Percentage test and the Contribution Percentage test is the amount of Compensation received by the Employee during the entire Plan Year.

          (iii) "Excess Salary Deferral Contributions" shall mean, with respect to each Highly Compensated Participant, the amount by which the total Salary Deferral Contributions on behalf of the Participant must be reduced for the Participant's Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under Subsection (d). In accordance with the regulations issued under Section 401(k) of the Internal Revenue Code, Excess Salary Deferral Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Subsection (d) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Subsection
                 (d) is satisfied. Once this leveling procedure has been completed, the total amount of Excess Salary Deferral Contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of Salary Deferral Contributions of the Highly Compensated Participant with the highest dollar amount of Salary Deferral Contributions shall be reduced to the extent required to distribute the total amount of Excess Salary Deferral Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of Salary Deferral Contributions to equal the dollar amount of Salary Deferral Contributions of the Highly Compensated Participant with the next highest dollar amount of Salary Deferral Contributions. This distribution procedure shall be repeated until all Excess Salary Deferral Contributions have been distributed.

          (iv) "Highly Compensated Participant" includes Highly Compensated Active Participants and Highly Compensated Former Participants. Effective January 1, 1997, "Highly Compensated Active Participant" means a Participant who performs services for the Company or Affiliate during the current Plan Year (the "determination year") and who, during the preceding Plan Year (the "look-back year"), was an Employee who received Compensation in excess of $80,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code). A "Highly Compensated Active Participant" also includes an Employee who was at any time during the determination year or the look-back year a five percent (5%) owner of the Employer as defined in
                 Section 416(i)(1) of the Internal Revenue Code.

                      A "Highly Compensated Former Participant" means an
                 Employee who separated from service prior to the determination year, who performed no services for the Company or an Affiliate during the determination year, and who was a Highly Compensated Active Participant for either such Employee's separation year or any determination year ending on or after the Employee's 55th birthday. An Employee who separated from service before January 1, 1987 will be a Highly Compensated Former Participant only if the Employee was a five percent (5%) owner or received compensation in excess of $50,000 during the Employee's separation year (or the year preceding such separation year) or any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

                      For purposes of determining Highly Compensated
                 Participants, Employees who are nonresident aliens receiving no United States source income within the meaning of Sections 861(a)(3) and 911(d)(2) of the Internal Revenue Code shall be disregarded.

                      For purposes of determining Highly Compensated
                 Participants, the Company and all Affiliates shall be treated as a single employer.

                      The determination of Highly Compensated Participants may
                 be made by the Committee on the basis of the "top-paid group" election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under
                 Section 414(q) of the Code.

          (v) "Qualified Nonelective Contributions" shall mean contributions made pursuant to Section 4(h) to the Accounts of Participants who are not Highly Compensated Participants, as defined in
                 Section 401(m)(4)(C) of the Internal Revenue Code and the regulations issued thereunder. Qualified Nonelective Contributions shall satisfy the vesting and distribution requirements that are applicable to Salary Deferral Contributions, without regard to whether the contributions are actually taken into account as Salary Deferral Contributions under Section 4(d).

     (f) The Committee shall be authorized to implement rules authorizing or requiring reductions in the Salary Deferral Contributions that may be made on behalf of Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitation of Subsection (d) is satisfied.

     (g) In addition to the reductions set forth in Subsection (f), if the limitation under Subsection (d) is exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Section 401(k)(3) of the Internal Revenue Code, authorize or require the recharacterization of all or part of any Excess Salary Deferral Contributions with respect to any Highly Compensated Participant as Voluntary Employee Contributions up to an amount necessary to assure that the limitation in that Plan Year is not exceeded.

     (h) To the extent the limitation under Subsection (d) continues to be exceeded following any recharacterization pursuant to Subsection (g), or if such recharacterization is not made, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Accounts of Participants who are not Highly Compensated Participants, which additional contributions shall be Qualified Nonelective Contributions up to an amount necessary to assure that the limitation in that Plan Year is not exceeded.

     (i) To the extent the limitation under Subsection (d) continues to be exceeded following such recharacterization or making of Qualified Nonelective Contributions, or if such recharacterization or additional contributions are not made, the Excess Salary Deferral Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to each affected Highly Compensated Participant's Excess Salary Deferral Contributions shall be determined by multiplying the income for the Plan Year allocable to the Participant's Salary Deferral Contributions by a fraction, the numerator of which is the Highly Compensated Participant's Excess Salary Deferral Contributions for the Plan Year and the denominator of which is the sum of: (A) the Participant's account balance attributable to Salary Deferral Contributions as of the first day of the Plan Year, plus (B) the Participant's Salary Deferral Contributions for the Plan Year. The income for the Plan Year allocable to each affected Highly Compensated Participant's Salary Deferral Contributions shall be determined by subtracting the amount in the denominator of the above-described fraction from the account balance attributable to Salary Deferral Contributions determined as of the last day of the Plan Year. The amount of Excess Salary Deferral Contributions distributed to the Participant under this Subsection (i) shall be reduced by the Excess Salary Deferral Contributions distributed to such Participant pursuant to Section 4(k), if any, for such Plan Year.

     (j) The Committee may utilize any combination of the methods described in the foregoing Subsections (f), (g), (h) and (i) to assure that the limitation of Subsection (d) is satisfied.

     (k) Notwithstanding the limitation of Subsection (d), in no event may the amount of Salary Deferral Contributions to the Plan, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Section 401(k) of the Internal Revenue Code) maintained by the Company or an Affiliate in which a Participant participates, exceed $7,000 (adjusted for increases in the cost-of-living under Section 402(g) of the Internal Revenue Code) in any calendar year. If, in any calendar year, a Participant's total Salary Deferral Contributions under the Plan and such other plan and elective contributions under any other cash or deferred arrangement in which he participates, whether or not maintained by the Company or an Affiliate, exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000 (as adjusted)) that is attributable to Salary Deferral Contributions in the Plan together with earnings thereon, notwithstanding any limitations on distributions contained in the Plan. Such distribution shall be made by the April 15 following the Plan Year of the Salary Deferral Contribution provided that the Participant notifies the Committee of the amount of the excess deferral that is attributable to a Salary Deferral Contribution to the Plan and requests such a distribution. The Participant's notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Salary Deferral Contributions to the Plan shall be subject to all limitations on withdrawals and distributions in the Plan. The amount of excess deferrals that may be distributed under this
Section 4(k) with respect to any Participant for any Plan Year shall be reduced by the amount of Excess Salary Deferral Contributions previously distributed pursuant to Section 4(i), if any, for the Plan Year.

                  SECTION 5.   MATCHING EMPLOYER CONTRIBUTIONS
                  --------------------------------------------


     (a)  Amount of Contributions.  Each Employer shall contribute to the Trust
          -----------------------
on behalf of the Participants employed by it, on a monthly basis, an amount equal to 100% of the Salary Deferral Contributions and Voluntary Employee Contributions made by or on behalf of such Participant for such month, up to 4% of his Basic Earnings for such month. Notwithstanding the foregoing, the Employer may contribute an additional Matching Employer Contribution for each Participant at the end of the Plan Year so that the total Matching Employer Contribution for each Participant is calculated on an annual basis rather than on a monthly basis; provided, however, that in no event shall Matching Employer Contributions on behalf of a Participant for any Plan Year exceed 4.0% of the dollar limit in effect under Section 401(a)(17) of the Code for such Plan Year.

     (b)  Contributions by Employers.  Employer contributions (including Salary
          --------------------------
Deferral Contributions, Matching Employer Contributions and Qualified Nonelective Contributions, if any) shall be made by each of the Employers.

     (c)  Return of Contributions.  In the event that an Employer Contribution -
          -----------------------

          (i)   is made under a mistake of fact; or

          (ii) is conditioned upon deduction under Section 404(a) of the Internal Revenue Code and the deduction is disallowed the contribution may be returned to the Employer within one (1) year after the payment of the contribution or the date the deduction is disallowed (to the extent disallowed), whichever is applicable. If a Matching Employer Contribution may be returned on account of more than one reason described hereunder, the contribution shall be returned on the earliest applicable date.

     (d)  Mode and Time of Contributions.  Matching Employer Contributions shall
          ------------------------------
be made in cash or in common stock of the Company or an Affiliate, as the Employer in its sole discretion shall determine. Matching Employer Contributions shall be made by the Employer as soon as practicable after it is advised as to the amount of Matching Employer Contributions then required of it. If Matching Employer Contributions are made in common stock of the Company or an Affiliate, the determination of the number of shares to be contributed (i.e., the date such shares of stock shall be valued for purposes of determining the amount of Matching Employer Contributions) shall be made on the date on which the Employer directs the transfer agent to issue such shares to the Plan.

     (e)  Maximum Contribution Percentage.  Effective January 1, 1997,
          -------------------------------
notwithstanding anything herein to the contrary, in no event may Matching Employer Contributions and Voluntary Employee Contributions (including Salary Deferral Contributions which are recharacterized pursuant to Section 4(g), if any) made on behalf of all Highly Compensated Participants with respect to any Plan Year result in a Contribution Percentage for such group of Employees which exceeds the greater of (1) or (2) below, where:

          (i) is an amount equal to 125% of the Contribution Percentage for the preceding Plan Year for all Participants in the Plan other than Highly Compensated Participants; and

          (ii) is an amount equal to the sum of the Contribution Percentage for the preceding Plan Year for all Participants in the Plan other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants or such lesser amount as prescribed in regulations issued by the Secretary of the Treasury to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

     Notwithstanding the forgoing, for purposes of determining the limitations under this subsection, Participants included in a unit of Employees covered by a collective bargaining agreement shall be disregarded.

     Notwithstanding the foregoing, the Committee may elect to determine the permissible Actual Contribution Percentage for Highly Compensated Participants for any Plan Year beginning on or after January 1, 1997 on the basis of the Actual Contribution Percentage of the group of non-highly compensated employees for the current Plan Year rather than the preceding Plan Year, in accordance with such regulations, notices or other guidance issued under Section 401(m) of the Code.

     (f)  Definitions.  For purposes of this Section 5, the following terms
          -----------
shall have the following meanings:

          (i)    "Compensation" shall mean "compensation" as determined under
                 Section 4(e)(ii).

          (ii) "Contribution Percentage" with respect to any specified group of actively employed Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

                 (A) the amount of Matching Employer Contributions and Voluntary Employee Contributions, plus the amount of any Salary Deferral Contributions recharacterized pursuant to
                      Section 4(g), Salary Deferral Contributions treated as Matching Employer Contributions pursuant to Section 5(h), and any Qualified Nonelective Contributions or additional Matching Employer Contributions made pursuant to Section 5(h), paid to the Trust Fund on behalf of each such Participant for such Plan Year, to

                 (B)  the Participant's Compensation for such Plan Year.

                      For purposes of determining Contribution Percentages, any
                 Participant who is suspended from participation pursuant to
                 Section 11(c)(iv) shall be treated as an eligible Participant. Contribution Percentages will be determined in accordance with all of the applicable requirements (including, to the extent applicable, the plan aggregation requirements) of Section 401(m) of the Internal Revenue Code and the regulations issued thereunder.

          (iii) "Excess Aggregate Contributions" shall mean with respect to each Highly Compensated Participant, the amount by which the total Matching Employer Contributions made on his behalf and his Voluntary Employee Contributions (including Salary Deferral Contributions which are recharacterized pursuant to Section 4(g)) must be reduced for the

                 Participant's Contribution Percentage to equal the highest permitted Contribution Percentage under Section 5(e). In accordance with the regulations issued under Section 401(m) of the Internal Revenue Code, Excess Aggregate Contributions shall be determined by a leveling procedure under which the Contribution Percentage of the Highly Compensated Participant with the highest such percentage is reduced to the extent required to enable the limitation of Section 5(e) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's Contribution Percentage to equal that of the Highly Compensated Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitation of Section 5(e) is satisfied. Once the leveling procedure has been completed, the total dollar amount of Excess Aggregate Contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of Excess Aggregate Contributions of the Highly Compensated Participant with the highest dollar amount of Voluntary Employee Contributions and Matching Employer Contributions shall be reduced to the extent required to distribute the total amount of Excess Aggregate Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of Voluntary Employee Contributions and Matching Employer Contributions to equal the dollar amount of Voluntary Employee Contributions and Matching Employer Contributions of the Highly Compensated Participant with the next highest dollar amount of Voluntary Employee Contributions and Matching Employer Contributions. This distribution procedure shall be repeated until all Excess Aggregate Contributions have been distributed. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the Voluntary Employee Contributions and Matching Employer Contributions made on behalf of such Participant in any Plan Year.

          (iv) "Highly Compensated Participant" shall have the same meaning as in Section 4(e)(iv).

          (v) "Qualified Nonelective Contributions" shall mean contributions made pursuant to Section 5(h) to the Accounts of Participants who are not Highly Compensated Participants, as defined in
                 Section 401(m)(4)(C) of the Internal Revenue Code and the regulations issued thereunder. Qualified Nonelective Contributions shall satisfy the vesting and distribution requirements that are applicable to Salary Deferral Contributions, without regard to whether the contributions are actually taken into account under Section 5(e).

     (g) The Committee shall be authorized to implement rules authorizing or requiring reductions in the Voluntary Employee Contributions that may be made by Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitation of Section 5(e) is satisfied.

     (h) Notwithstanding any reductions pursuant to Section 5(g), if the limitation under Section 5(e) is exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees up to an amount necessary to assure that the limitation under Section 5(e) is satisfied, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer Contributions under Section 5(a) of the Plan; provided, however that such additional contributions shall be allocated only to Participants employed on the last day of the Plan Year. In addition, in accordance with regulations issued under Section 401(m) of the Internal Revenue Code, the Committee may elect to treat amounts attributable to Salary Deferral Contributions as such additional Matching Employer Contributions solely for the purposes of satisfying the limitation of Section 5(e).

     (i) If the limitation under Section 5(e) continues to be exceeded following such Qualified Nonelective Contributions or additional Matching Employer Contributions, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants in an amount equal to each such Participant's Voluntary Employee Contributions (including recharacterized Salary Deferral Contributions) with respect to which no Matching Employer Contributions were made.

     (j) If the limitation under Section 5(e) continues to be exceeded following any contributions described in Section 5(h) and any distributions described in Section 5(i), the amount of the Excess Aggregate Contributions attributable to Voluntary Employee

Contributions with respect to which Matching Employer Contributions were made and Matching Employer Contributions and any income attributable to either such amounts, shall be distributed to Highly Compensated Participants to the extent vested pursuant to Section 10 of the Plan or if not vested, forfeited. Any such forfeitures shall be utilized to reduce future Matching Employer Contributions, in accordance with Section 10(b). The amount of Excess Aggregate Contributions to be distributed or forfeited pursuant to this Section 5(j) shall be determined on a pro rata basis in proportion to the Matching Employer Contributions and Voluntary Employee Contributions made on behalf of such Highly Compensated Participant for the Plan Year.

     (k) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Internal Revenue Code. The Committee is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subsections (f), (g), (h),
(i) and (j) to assure that the limitation of Section 5(e) is satisfied.

     (l) Notwithstanding anything in this Plan to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in Sections 4 and 5 above) discriminates in favor of Highly Compensated Participants, the Matching Employer Contributions attributable to any Excess Salary Deferral Contribution or excess deferral (as described in Section 4(k)) of each affected Highly Compensated Participant shall be forfeited and used to reduce Matching Employer Contributions in succeeding Plan Years in accordance with Section 10(b) so that the rate of Matching Employer Contributions is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made.


                 SECTION 6.   VOLUNTARY EMPLOYEE CONTRIBUTIONS
                 ---------------------------------------------


     (a)  Amount of Contributions.  Subject to the limitation of Section 5(e), a
          -----------------------
Participant may elect to make Voluntary Employee Contributions to the Plan; provided, however, that the sum of the Participant's Salary Deferral Contributions and Voluntary Employee Contributions during each pay period shall not exceed 15% of his Basic Earnings during such pay period while a Participant. Voluntary Employee Contributions shall be made through payroll deduction.

     Notwithstanding anything to the contrary, and in accordance with Section 401(a)(17) of the Code, in no event shall the total of a Participant's Salary Deferral Contributions and Voluntary Employee Contributions for any Plan Year exceed 15% of the dollar limit in effect under Section 401(a)(17) of the Code for such Plan Year.

     (b)  Election of Voluntary Employee Contributions.  A Participant who
          --------------------------------------------
elects to make a Voluntary Employee Contribution to the Plan shall file with the Committee, on a form prescribed by it, an election that shall designate the percentage of his Basic Earnings during each pay period to be contributed and authorize payroll deduction.

     (c)  Time and Manner of Election.  An election under Subsection (b) may
          ---------------------------
be made
at any time during the Plan Year, to be effective as of the first pay day of the month following the date the election is made. Such election shall remain in effect until changed by the Participant. An election may be changed not more than once in any month, and any such change may be effective as of the first pay day of the month following the filing of the form prescribed for such election with the Committee.



                      SECTION 7.   ALLOCATIONS; ACCOUNTING
                      ------------------------------------



     (a)  Separate Accounts.  The Committee shall establish within each
          -----------------
Investment Fund described in Section 9 a separate account for each Participant to which shall be credited the Participant's allocable share of:

          (i) the Salary Deferral Contributions made on his behalf and the earnings thereon;

          (ii) the Matching Employer Contributions and Qualified Nonelective Contributions, if any, made on his behalf and the earnings thereon;

          (iii) the Participant's Voluntary Employee Contributions (including any Salary Deferral Contributions which are recharacterized pursuant to Section 4(g)) and the earnings thereon; and

          (iv) the Participant's Rollover Contributions and the earnings thereon.

     (b)  Valuation and Allocation of Earnings.    The Investment Funds shall be
          ------------------------------------
valued at fair market value as of each Valuation Date. Notwithstanding any other provision of the Plan, all amounts contributed to a Fund will be invested at the time of the actual receipt by the Fund, and the balance of each account shall, except as provided in subsection (c), below, reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Section 9 shall be effective upon receipt by the Trustee or the Investment Manager, in accordance with its processing procedures.

     (c)  Applicable Valuation Date.  For purposes of investment elections and
          -------------------------
changes in investment elections, the applicable Valuation Date shall be the daily Valuation Date established in accordance with rules established by the Committee. Whenever a distribution or withdrawal by a Participant is made, the amount paid to the Participant shall be based on the value of his account as of the Valuation Date determined in accordance with Section 11. Whenever a loan to a Participant is made, the maximum amount which may be loaned to the Participant shall be based on the value of his account as of the Valuation Date determined in accordance with Section 12.

     (d)  Rollover Contributions.
          ----------------------

          (i)    Crediting of Rollover Contributions.  Any Participant may, with
                 -----------------------------------
                 the approval of the Committee, make a Rollover Contribution. An Employee who has not completed the eligibility requirements in
                 Section 3(a) of the Plan may participate in the Plan solely for purposes of the Rollover Contribution provisions hereunder. The Trustee shall credit the amount of any Rollover Contribution to the Participant's account as of the date the Rollover Contribution is made and such amount shall be administered and invested in accordance with Sections 7 and 9 and subject to the distribution provisions set forth in Section 11. The limitations of Sections 4(d), 5(e), and 8 shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested.

          (ii)   Definition of Rollover Contribution.  The term Rollover
                 -----------------------------------
                 Contribution means the contribution of a "rollover amount" to the Trustee on or before the sixtieth day immediately following the day the contributing Participant receives the "rollover amount".

          (iii)  Definition of "Rollover Amount".  The term "rollover amount"
                 -------------------------------
                 means:

                 (A) The entire amount in an individual retirement account or individual retirement annuity (as defined in Section 408 of the Internal Revenue Code) maintained for the benefit of the Participant making the Rollover Contribution, the funds of which are solely attributable to a rollover contribution from an employee plan and trust described in
                      Section 401(a) of the Internal Revenue Code which is exempt from tax under Section 501(a) of the Internal Revenue Code, which amount has been distributed from such individual retirement account or individual retirement annuity to such Participant; or

                 (B) Part or all of the amount (other than nondeductible employee contributions) received by such Participant from an employee plan and trust described in Section 401(a) of the Internal Revenue Code which is exempt from tax under
                      Section 501(a) of the Internal Revenue Code. Such amount, however, shall constitute a "rollover amount" only if such amount is solely attributable to a distribution eligible for rollover treatment pursuant to Section 402(a)(5) of the Internal Revenue Code.


                  SECTION 8.   LIMITATIONS ON ANNUAL ADDITIONS
                  --------------------------------------------


     (a)  Basic Limitation.  The maximum aggregate annual addition allocated to
          ----------------
a Participant's account in any Plan Year shall not exceed the lesser of:

          (i)    $30,000, or

          (ii)   25% of the Participant's compensation in such Plan Year.

     (b)  Limitation for Participants in a Combination of Plans.
          -----------------------------------------------------

In the case of a Participant who participates in this Plan and a qualified defined benefit plan maintained by the Employer, the sum of the defined contribution plan fraction (as defined in Section 415(e)(3) of the Internal Revenue Code) and the defined benefit plan fraction (as defined in Section 415(e)(2) of the Internal Revenue Code) in any year shall not exceed 1.0. Notwithstanding the foregoing, as of January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction, in accordance with IRS Notice 87-21, so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Internal Revenue Code does not exceed 1.0.

     (c)  Preclusion of Excess Annual Additions; Reduction of Benefits.  The
          ------------------------------------------------------------
Committee shall maintain records showing the contributions allocated to a Participant's account in any Plan Year. In the event that the Committee determines that the allocation of a contribution would cause the restrictions imposed by Subsection (a) or Subsection (b) to be exceeded, the Participant's or the Employer's contributions on behalf of such Participant shall be reduced in the following order, but only to the extent necessary to satisfy such restrictions:

          (i)    First, Voluntary Employee Contributions shall be reduced;

          (ii) Second, Salary Deferral Contributions, Qualified Nonelective Contributions, if any, and the Matching Employer Contributions allocated in respect thereof shall be reduced.

     Notwithstanding the foregoing, if the combination limitation prescribed under Subsection (b) hereof would be exceeded, benefits under the defined benefit plan shall be reduced or frozen prior to making any reductions in this Plan.

     (d)  Disposal of Excess Annual Additions.  In the event that,
          -----------------------------------
notwithstanding the foregoing Subsections, the restrictions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an allocation of forfeitures, a reasonable error in estimating the Participant's compensation, or a reasonable error in determining the amount of Salary Deferral Contributions that may be made under these restrictions, the excess, to the extent attributable to Voluntary Employee Contributions, shall be returned to the Participant, and then if necessary, the excess, to the extent attributable to Salary Deferral Contributions, shall be distributed to the Participant. The remaining excess, if any, shall be utilized to reduce future Matching Employer Contributions on behalf of the Participant for the next succeeding Plan Year and succeeding Plan Years as necessary or, if the Participant is no longer employed in such a succeeding Plan Year, to reduce future Matching Employer Contributions on behalf of the other Participants entitled to an allocation. Amounts returned or distributed to a Participant under this Subsection (d) shall not be taken into account for purposes of determining the limitations under Sections 4(d), 4(k) and 5(e).

     (e)  Aggregation of Plans.  For purposes of this Section, all qualified
          --------------------
defined contribution plans maintained by an Employer shall be treated as a single plan, and all qualified defined benefit plans maintained by an Employer shall be treated as a single plan.

     (f)  Definition of Annual Addition.  For purposes of this Section, the term
          -----------------------------
"annual addition" shall mean the sum for any Plan Year of the following amounts allocated to the account of a Participant:

          (i) Employer contributions (including Salary Deferral Contributions and Matching Employer Contributions, whether or not such amounts are determined to be Excess Salary Deferral Contributions under
                 Section 4 or Excess Aggregate Contributions under Section 5, and Qualified Nonelective Contributions, if any);

          (ii)   Forfeitures; and

          (iii) Voluntary Employee Contributions. Notwithstanding the foregoing, annual additions for any Plan Year beginning before January 1, 1987, shall include a Participant's Voluntary Employee Contributions only to the extent greater than the lesser of (A) one-half (1/2) of such contributions, or (B) the amount of such contributions in excess of 6% of the Participant's compensation.

     (g)  Definition of "Compensation".  For purposes of this Section, the term
          ----------------------------
"compensation" shall mean a Participant's wages, salary, fees for professional services and other amounts actually paid or made available during a Plan Year for personal services actually rendered to an Employer (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips and bonuses), as determined under Section 415(c)(3) of the Internal Revenue Code and the regulations issued thereunder. The term "compensation" shall not include Employer contributions to a deferred compensation plan to the extent such contributions are not includible in the Participant's gross income, amounts realized from the exercise of a non-qualified stock option or the lapse of restrictions applicable to restricted stock or other property, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option, premiums for group term life insurance or other amounts which receive special tax benefits;

provided, however, that for Plan Years beginning on and after January 1, 1998, the term "compensation" shall include elective deferrals as defined in Code section 402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the employee by reason of Code section 125.

     (h)  Definition of "Employer".  For purposes of this Section, the term
          ------------------------
"Employer" shall include any Affiliate, as defined in Section 1(a) hereof and as modified by Section 415(h) of the Internal Revenue Code.


                    SECTION 9.   INVESTMENT OF CONTRIBUTIONS
                    ----------------------------------------


     (a)  Investment Funds.  In the sole discretion of the Committee, one or
          ----------------
more Investment Funds shall be established in the Trust which may include, but shall not be limited to, the following:

          (i) Merrill Lynch Special Value Fund, primarily consisting of securities of relatively small market capitalization companies believed by Merrill Lynch to have special investment value and emerging growth companies regardless of size;

          (ii) Merrill Lynch Growth Fund, consisting of a diversified portfolio of equity securities, with principal emphasis on issues believed to be undervalued;

          (iii) Merrill Lynch Basic Value Fund, primarily consisting of equities that appear undervalued, especially selling at a discount from book value or at historically low price/earnings ratios;

          (iv) Merrill Lynch Developing Capital Markets Fund, consisting of equities of issuers in countries having smaller capital markets;

          (v) Merrill Lynch International Equity Fund, primarily consisting of a diversified portfolio of equity securities of issues located in countries other than the United States;

          (vi) Merrill Lynch Global Allocation Fund, consisting of a diversified portfolio of U.S. and foreign equity, debt and money market securities;

          (vii) Merrill Lynch Corporate Bond Fund - High Income, consisting of lower-rated corporate bonds which provide current high returns and are subject to greater market fluctuations and risk that the Investment Grade Bond Fund;

          (viii) Merrill Lynch Corporate Bond Fund - Investment Grade, primarily consisting of long-term corporate bonds rated A or better which offer income and are subject to cyclical market fluctuations; and

          (ix) Merrill Lynch Retirement Preservation Trust, consisting of investments which seek to provide preservation of capital, liquidity and current income at yields that are typically higher than money market funds.

          (x) An Employer Stock Fund, consisting of shares of common stock of the Company or an Affiliate.

     (b)  Participant Investment Designation.  Subject to such uniform and
          ----------------------------------
nondiscriminatory rules as the Committee may from time to time prescribe, each Participant shall designate, in the manner prescribed by the Committee, the Investment Fund or Funds in which the Salary Deferral Contributions made on his behalf, his Voluntary Employee

Contributions (together with any amounts attributable to the repayment of a loan pursuant to Section 12(e)) and his Rollover Contributions shall be invested; provided, however, that Salary Deferral Contributions, Voluntary Employee Contributions, and Rollover Contributions may not be invested in the Employer Stock Fund. When selecting more than one Fund, the Participant shall designate in whole percentages of his total Salary Deferral Contributions, Voluntary Employee Contributions (together with any amounts attributable to the repayment of a loan pursuant to Section 12(e)) and Rollover Contributions for any Plan Year the amount to be deposited in each of the Funds selected.

     (c)  Change in Participant Investment Designation.  A Participant may
          --------------------------------------------
change the designation of Investment Funds under Subsection (b) hereof on a daily basis, effective as of the first Valuation Date following such change in designation, in the manner prescribed by the Committee.

     (d)  Transfers.  A Participant may elect to transfer all or a portion of
          ---------
the value of his account balance attributable to Salary Deferral Contributions, Voluntary Employee Contributions, Rollover Contributions and Matching Employer Contributions invested in any Investment Fund (and if a portion, in whole percentages or whole dollar amounts of the portion so invested) to any other Investment Fund on a daily basis, effective as of the next Valuation Date, in the manner prescribed by the Committee; provided, however, that if any Matching Employer Contributions are invested in the Employer Stock Fund, a Participant may only elect to transfer amounts from the Employer Stock Fund in accordance with this Subsection (d) on and after the date such Participant has attained age 55 and completed five (5) years of Service.

     (e)  Investment of Matching Employer Contributions.  Matching Employer
          ---------------------------------------------
Contributions contributed before January 1, 1998 or attributable to services performed prior to such date shall be invested in the Investment Fund(s) in the same proportion the Participant has designated pursuant to Section 9(b) that his Salary Deferral Contributions, Voluntary Employee Contributions (together with any amounts attributable to repayment of a loan pursuant to Section 12(e)) and his Rollover Contributions, shall be invested. Matching Employer Contributions contributed on or after January 1, 1998 and attributable to services performed on or after such date shall be invested in the Employer Stock Fund if Matching Employer Contributions are made in common stock of the Company or an affiliate; provided, however, that, at the discretion of the Committee, Matching Employer Contributions on behalf of Participants who are officers or directors of any Employer may be made in cash. To the extent Matching Employer Contributions made on or after January 1, 1998 are made in cash, such Matching Employer Contributions shall be invested in the Investment Fund(s) (other than the Employer Stock Fund) in the same proportion the Participant has designated pursuant to Section 9(b) that his Salary Deferral Contributions, Voluntary Employee Contributions (together with any amounts attributable to repayment of a loan pursuant to Section 12(e)) and his Rollover Contributions, shall be invested.

     (f)  Fiduciary Responsibility.  With the exception of amounts invested in
          ------------------------
the Employer Stock Fund, the Plan is intended to constitute a plan described in ERISA Section 404(c). To the extent that a Participant exercises control over the assets in his account, as determined under regulations prescribed by the Secretary of Labor, neither the Committee, the Trustee nor any other fiduciary shall be liable for any loss, or by reason of any breach, which results from such Participant's exercise of control. Neither the Employer nor any fiduciary who complies with the standards set forth in Section 15(a) hereof shall be liable for any loss which results from investment performance under any of the Investment Funds including, but not limited to, depreciation in the value of stock or other property held under any of the Investment Funds. The Trustee and the Committee or their designees shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.


                              SECTION 10.  VESTING
                              --------------------


     (a)  Salary Deferral, Voluntary Employee, Qualified Nonelective
          ----------------------------------------------------------
Contributions, and Rollover Contributions.  A Participant shall be fully vested
-----------------------------------------
at all times in the portion of his account attributable to Salary Deferral Contributions, Voluntary Employee Contributions, Qualified Nonelective Contributions, if any, and Rollover Contributions.

     (b)  Matching Employer Contributions Vesting.  A Participant's interest
          ---------------------------------------
in his account which represents Matching Employer Contributions (and earnings thereon) shall become vested to the extent of the following percentage based upon his years of Service:

          0 years of Service                                     0%
          1 year of Service                                     20%
          2 years of Service                                    40%
          3 years of Service                                    60%
          4 years of Service                                    80%
          5 or more years of Service                           100%

     If the Participant's employment is terminated before he has completed five
(5) or more years of Service, the unvested portion of the Participant's account shall be forfeited as of the earlier of the date on which the vested portion of his account is distributed or the last day of the Plan Year coinciding with the date the Participant incurs five (5) consecutive One Year Periods of Severance, and shall be used to reduce Matching Employer Contributions in succeeding Plan Years. In the case of a Participant who is not vested under this Paragraph (b) and who has not made any Salary Deferral Contributions, a zero dollar distribution of the Participant's Matching Employer Contributions shall be deemed to have been made, and the Participant's unvested Matching Contributions shall be forfeited, as of the date the Participant's employment terminates.

  If an individual returns to employment with an Employer before incurring five consecutive one year periods of severance and repays to the Plan the full amount of a distribution before the fifth (5th) anniversary of his reemployment (including a repayment of a zero dollar distribution), the amount of the forfeiture, unadjusted for earnings, gains and losses, shall be restored to his account and shall continue to vest in accordance with the provisions of this section.

  Notwithstanding the foregoing:

          (i) each Employee whose employment is terminated on or before December 31, 1991 for any reason as a result of the merger of a subsidiary of Pathe Communications Co. with and into MGM/UA Communications Co. shall be 100% vested in all accounts maintained on his behalf under the Plan as of the date the Employee's employment is terminated as a result of such merger; and

          (ii) each Employee who was actively employed by the Employer and a

               Participant on the date of the merger described in Subsection
               (b)(i) and who voluntarily elects to terminate employment following that date shall be 100% vested in all accounts maintained on his behalf under the Plan as of the first date the Employee elects to terminate employment following the date of the merger. Benefits shall be distributed to such a Participant in accordance with Section 11 hereof.

     (c)  Matching Employer Contributions Normal Retirement Age, Disability,
          ------------------------------------------------------------------
Retirement Plan, Death.  Notwithstanding Subsection (b) hereof, a
----------------------
Participant shall become fully vested in the portion of his account attributable to Matching Employer Contributions upon the earliest of (i) his attainment of Normal Retirement Age while actively employed, (ii) the date on which he terminates employment because of a Total Disability, or (iii) the date on which he becomes fully vested under the terms of the MGM Retirement Plan. The beneficiary of a Participant who was actively employed on his date of death shall become fully vested in the portion of the Participant's account attributable to Matching Employer Contributions upon the Participant's death.

     (d) Notwithstanding Subsections (a), (b), or (c), the vesting of a Participant's interest in whole or in part shall not prevent its proportionate diminution in value in the event of a diminution in the fair market value of the Trust assets, as determined under Section 7.

                           SECTION 11.  DISTRIBUTIONS
                           --------------------------

     (a)  Termination of Employment.  Upon his termination of employment for any
          -------------------------
reason, a Participant, or his beneficiary, shall be entitled to distribution in a single sum of his vested interest under the Plan in accordance with the following provisions:

          (i) If the vested portion of a Participant's Account is $3,500 or less (effective for Participants who terminate employment on or after January 1, 1998, $5,000), determined as of the last Valuation Date of the month coincident with or immediately following the later of: (A) termination of employment or (B) the date the last contribution on the Participant's behalf is made to the Plan, distribution will be made as soon as administratively practicable following the later of such dates in a single sum cash payment. The amount of such distribution shall be based on the value of the Account balance credited to the Participant as of the latest Valuation Date (in accordance with the Trustee's processing rules) following the date on which proper payment instructions are received by the Trustee from the Committee or its delegate.

          (ii) Subject to Subsection (iii), if the vested portion of a Participant's Account exceeds $3,500 (effective for Participants who terminate employment on or after January 1, 1998, $5,000), determined as of the last Valuation Date of the month coincident with the latest of: (A) the

               Participant's termination of employment, (B) the date the last contribution on the Participant's behalf is made to the Plan, or
               (C) the Participant's or his beneficiary's request for a distribution is received by the Committee or its delegate in accordance with the Committee's or the delegate's processing rules, distribution will be made as soon as practicable following the latest of such dates and will be made in a single sum cash payment determined as of the latest Valuation Date (in accordance with the Trustee's processing rules) following the Participant's consent and receipt by the Trustee from the Committee or its delegate of proper payment instructions; provided, however, that a Participant or beneficiary may request that a distribution of the portion of the Participant's Account invested in the Employer Stock Fund be distributed in shares of Company stock, with fractional shares to be paid in cash on the basis of the fair market value per share of Company stock on the Valuation Date as of which the amount of distributions is determined. Any such request for a distribution of Company stock must be made at the same time as the initial request for a distribution.. Notwithstanding anything herein to the contrary, no less than 30 days and no more than 90 days before the distribution date of any distribution under this Plan where the Participant's Account is in excess of $3,500 ($5,000 effective January 1, 1998), the Committee or its delegate shall provide the Participant with information concerning the benefit distribution form available under the Plan and the Participant's right to defer distribution until he or she attains age 65. Distributions under this Plan may commence less than 30 days after such notice is provided to Participants, provided that:
               (a)Participants are informed that they have the right to a period of at least 30 days after receiving the notice to elect a distribution, and (b)Participants, after receiving the notice, affirmatively elect distributions.

         (iii) Notwithstanding Subsection (a)(ii), if the vested portion of a Participant's Account exceeds $3,500 (effective for Participants who terminate employment on or after January 1, 1998, $5,000), determined as of the last Valuation Date of the month coincident with the later of: (A) termination of employment or (B) the date the last contribution on the Participant's behalf is made to the Plan, and the Participant or his beneficiary does not, within one year following the date of termination of employment, submit a written request for a distribution, the distribution of such Participant's Account shall be made upon the earlier of the date that the Participant attains Normal Retirement Age or dies. If the Participant attains Normal Retirement Age, the Participant's entire Account balance shall be distributed as soon as practicable following the end of the month in which such Participant attains Normal Retirement Age and the Trustee receives proper payment instructions from the Committee or its delegate, and the amount to be distributed shall be determined as of the latest Valuation Date (in accordance with the Trustee's processing rules) prior to such distribution. If the Participant dies prior to attaining Normal Retirement Age, the Participant's entire Account balance shall be distributed as soon as practicable following the end of the month in which falls the first anniversary of the Participant's death, and the amount to be distributed shall be determined as of the latest Valuation Date (in accordance with the Trustee's processing rules) prior to such distribution. All distributions made in accordance with this Subsection (a)(iii) shall be made in cash single sum payments.

               Notwithstanding any other provisions of the Plan to the contrary, after a Participant's termination of employment and prior to the distribution of the Participant's Account, the Participant may not obtain any loans under Section 12 or withdrawals under
               Section 11(c); however, such Participant may continue to invest amounts in the Participant's Account in accordance with Section 9(d).

        (iv) If a Participant or beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable pursuant to Subsections (a)(i), (a)(ii), or (a)(iii), the amount in such Participant's Account shall be forfeited and utilized to reduce future Matching Employer Contributions in accordance with Section 10(b); provided, however, that such forfeited amount shall be restored (without earnings) if, at any time, the Participant or beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of their identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

     (b)  Beneficiary Designation.  The sole beneficiary of a Participant who is
          -----------------------
married on the date of his death shall be the spouse to whom he is married on such date unless the Participant designates otherwise in writing and such spouse consents in writing to such designation. A spouse's written consent shall be notarized or witnessed by a Plan representative. In accordance with rules prescribed by the Committee, each other Participant shall designate a beneficiary and contingent beneficiary. In the event that a Participant dies and there is no designation of a beneficiary or contingent beneficiary in effect, benefits shall be paid to the first surviving class below:

          (i)   The Participant's spouse;

          (ii)  The Participant's children;

          (iii) The Participant's parents;

          (iv)  The Participant's brothers and sisters;

          (v)   The Participant's executors or administrators.

     (c)  Withdrawals Prior to Termination of Employment.  Prior to his
          ----------------------------------------------
termination of employment, a Participant shall be entitled to make withdrawals in accordance with the following rules:

          (i) An amount equal to all or any portion of his account attributable to

               Voluntary Employee Contributions may be withdrawn; provided, however, that the minimum amount that may be withdrawn shall be $100, and provided further that as of the date the withdrawal is made, the remaining portion of the Participant's vested account must be equal to at least 100% of the then outstanding balance of any loan granted to the Participant pursuant to Section 12.
        (ii) A withdrawal described in Subsection (c)(i) may not be made more than once in any 12 consecutive month period unless the Committee permits more frequent withdrawals on account of a Participant's hardship, as described below. An election to make a withdrawal under Subsection (c)(i) shall be made at such time, and upon such form, as the Committee shall prescribe.

        (iii) The withdrawal shall be made on a pro-rata basis from the Investment Fund or Funds in which the Participant's account is invested. Except for a withdrawal from the portion of his account attributable to Voluntary Employee Contributions, or a hardship withdrawal described below, a Participant shall not be entitled to make any withdrawals from the Plan prior to his termination of employment.

        (iv)   Hardship Withdrawals.  Any Participant who suffers a financial
               --------------------
               hardship, as defined in this Section, may request a withdrawal of his vested account under the Plan, other than Qualified Nonelective Contributions, if any, by written notice to the Committee setting forth the amount requested and the facts establishing the existence of such hardship. No withdrawal shall be permitted unless as of the last Valuation Date of the month coinciding with the month in which the request for withdrawal is received by the Committee or its delegate, the remaining portion of the Participant's vested account equals or exceeds at least 100% of the then outstanding balance of any loan made to the Participant pursuant to Section
               12. Upon receipt of such a request, the Committee shall determine whether a financial hardship exists; if the Committee determines that such a hardship does exist, it shall further determine what portion of the amount requested by the Participant is required to meet the need created by the hardship (taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from a withdrawal under this Subsection (iv)), and shall direct the Trustee to distribute to the Participant in a single lump sum cash payment the amount so determined to be required. Solely to the extent such a withdrawal consists of amounts attributable to Salary Deferral Contributions, no such withdrawal shall be permitted unless: (i) the Participant has obtained all withdrawals, distributions and loans currently available to the Participant under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliate;
               (ii) the Participant agrees to cease all Salary Deferral

               Contributions and Voluntary Employee Contributions under the Plan as well as all similar contributions to all other qualified defined contribution plans maintained by the Company or an Affiliate for a period of twelve months from the date of the hardship withdrawal; and (iii) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliate for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Internal Revenue Code.

                    For purposes of this Section, the term "financial hardship"
               shall be limited to any financial need arising from:

                    (A) expenses relating to the payment of tuition and related educational fees for the next 12 months of post-secondary education of a Participant or a dependent

                    (B) expenses directly relating to the purchase of a primary residence for the Participant (excluding mortgage payments)

                    (C) medical expenses previously incurred by the Participant or a dependent or necessary for such individuals to obtain medical care described in section 213(d) of the Internal Revenue Code, which expenses are not covered by insurance, or

                    (D) expenses relating to the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  Hardship withdrawals shall be paid in a single cash payment and shall be made on a pro-rata basis from the Investment Funds in which the Participant's Account is invested.

                  Effective for any withdrawal under this Section of amounts attributable to Salary Deferral Contributions, which is made on or after January 1, 1989, the portion of the Participant's Account attributable to Salary Deferral Contributions that is available for withdrawal shall not exceed the lesser of: (i) the value of such Salary Deferral Contributions as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the Participant's Salary Deferral Contributions that are made after December 31, 1988, or (ii) the value of all Salary Deferral Contributions (taking into account earnings and losses attributable to such amounts).

     (v) Notwithstanding the foregoing, no withdrawal may be made by a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's account is a qualified domestic relations order, within the meaning of Section 414(p) of the Internal Revenue Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's account, it may prohibit such Participant from making a withdrawal until the alternate payee's rights under such order are satisfied.

     (vi) Elective Distributions for Certain Employees Over Age 70 1/2.  If
          -------------------------------------------------------------
          a Participant attains age 70 1/2 on or before December 31, 1998 and on or after January 1, 1996 and has not commenced receiving minimum required distributions in accordance with Section 401(a)(9) of the Code prior to January 1, 1997, such Participant may elect to receive all amounts allocated to his account under the Plan in a single sum not later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, with all future allocations distributed by December 31 of the Plan Year for which such allocations are actually made.

                               SECTION 12.  LOANS
                               ------------------

     (a)  Amount of Loan.  A Participant may obtain a loan from the vested
          --------------
portion of his account, provided that the minimum amount of any loan shall equal $1,000.00 and the maximum amount of any loan shall not exceed the lesser of $50,000 (reduced by the highest outstanding balance on any loan during the 12-month period ending on the date the loan is made) or 50% of the vested portion of the Participant's account. For purposes of determining the limitations on loan amounts, a Participant's account balance shall be determined as of the Valuation Date on which the loan request is received by the Trustee. Loans above the minimum amount may only be made in multiples of $500.00.

     (b)  Promissory Note.  As evidence of a loan, a Participant shall provide
          ---------------
an interest-bearing promissory note to the Committee in such form as shall be prescribed by the Committee and bearing such an interest rate commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances as is prescribed by the Committee.

     (c)  Source of Loan Proceeds.  There shall be deducted from the account of
          -----------------------
a Participant to whom a loan is made an amount having a value equal to the principal amount of the loan. If the Participant's account is invested in more than one Investment Fund, the loan shall be made on a pro-rata basis from the Investment Funds (other than the Employer Stock Fund) in which the Participant's account is invested.

     (d)  Security.  A Participant's note shall be secured by the vested
          --------
portion of his account. In the event the Participant does not repay the loan within the period certain, the

Committee may, in addition to any other legal remedies, direct the Employer by whom the Participant is then employed to withhold from the Participant's wages, on a periodic basis, the unpaid amount of such loan. If the Participant ceases to be an employee of an Employer, the Committee shall deduct the unpaid amount of the loan, and accrued interest thereon, from the benefits which become payable to or on behalf of the Participant under the Plan. Notwithstanding the foregoing, to the extent any loan is attributable to Salary Deferral Contributions, no foreclosure shall occur prior to a permissible distribution event pursuant to Section 401(k) of the Internal Revenue Code and the regulations issued thereunder.

     (e)  Repayment.  A Participant's note ordinarily shall be repaid in level
          ---------
repayments of principal and interest by payroll deduction in such amounts as are determined by the Committee (but no less frequently than quarterly repayments); provided, however, that the Committee shall have full discretion to provide an alternate manner of repayment. As each payment is received, the payment (including principal and interest) shall be invested in accordance with the Participant's investment designation in effect at the time payment on the note is made, in the same manner that Salary Deferral Contributions and Voluntary Employee Contributions are invested in accordance with Section 9(b). A loan shall be required to be repaid within 60 months from the date on which the loan is made but may be prepaid without penalty at any time.

     (f)  Frequency.  A loan from the Plan may not be obtained more than once in
          ---------
any 12 consecutive month period, nor may more than one loan to each Participant be outstanding at any time.

     (g)  Effect of Domestic Relations Order.  Notwithstanding the foregoing,
          ----------------------------------
no loan
shall be made to a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's account is a qualified domestic relations order, within the meaning of Section 414(p) of the Internal Revenue Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's account, it may prohibit such Participant from obtaining a loan until the alternate payee's rights under such order are satisfied.

     (h)  Note Distributed to Alternate Payee.  In the event that a payment is
          -----------------------------------
required to be made to an alternate payee pursuant to a qualified domestic relations order, within the meaning of Section 414(p) of the Internal Revenue Code, while the Participant whose account is the subject of such order has a loan outstanding, the Committee, in its discretion, may direct that the Participant's promissory note be transferred to the alternate payee in satisfaction of such order.

                    SECTION 13.  ADMINISTRATION OF THE PLAN
                    ---------------------------------------

    (a)  General.  The general administration of the Plan shall be vested in a
         -------
Retirement Plan Committee appointed by the Board of Directors or its designee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors or its designee, and who may, but need not be, members of the Board of Directors. The Committee shall be the Named Fiduciary for the purposes of the administration of the Plan, within the meaning of Section 402 of the Employee Retirement Income Security Act of 1974. Any member may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors or its designee but any vacancies remaining unfilled for 90 days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify his acceptance with the Secretary of the Committee.

    (b)  Organization.  The Board of Directors or its designee shall designate
         ------------
one of the members of the Committee as Chairman and said Chairman shall appoint a Secretary and an Assistant Secretary, who need not be members of the Committee. The Secretary shall keep the minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint such subcommittees, agents, counsel and actuaries as it may deem advisable and delegate to them such powers as the Committee may deem necessary to carry out the provisions of the Plan and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

     (c)  Voting.  All resolutions or other actions taken by the Committee (or a
          ------
subcommittee appointed by the Committee) shall be by the affirmative vote of a majority of those present at a meeting at which at least three of the members are present, or shall be approved in writing by a majority of the members at the time in office if they act without a meeting.

     (d)  Bonding; Compensation.  The members of the Committee who are
          ---------------------
employees of an Employer shall serve without compensation. All members of the Committee shall serve without bond.

     (e)  Procedures.  Subject to the Plan, the Committee shall from time to
          ----------
time establish rules, forms, and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all questions of fact, interpretations, definition, or administration arising thereunder or in connection with the administration of the Plan; provided, however, that the Committee may delegate to a subcommittee appointed by the Committee or to employees designated by the Committee or subcommittee such of the foregoing rights as the Committee, in its discretion, may decide. Except as otherwise expressly required by law, such decisions, actions, and records of the Committee, any subcommittee and any designated employees shall be conclusive and binding upon the Employers and all persons having or claiming to have any right or interest in or under the Plan.

    (f)  Accounts.  The Committee shall maintain accounts showing the fiscal
         --------
transactions of the Plan. The Committee shall render annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the

Plan for the past year. Such report shall be submitted to the Board of Directors, and copies of such report shall be filed in the office of the Secretary of the Committee, where they shall be open to inspection by any Participant. The Committee shall make available to any Participant for examination during business hours such records as pertain exclusively to the examining Participant.

     (g)  Computation of Benefits.  In addition to the powers hereinabove
          -----------------------
specified, the Committee (or a subcommittee, if such powers be delegated) shall have the power to compute and certify to the Trustee the amount and kind of benefits payable to Participants and their beneficiaries and to authorize all disbursements by the Trustee from the Trust Fund for such purposes. To enable the Committee to perform its functions, the Employers shall supply full and timely information to the Committee on all matters relating to the pay of all Participants, their retirement, death or other cause for severance from Service, and such other pertinent facts as the Committee may require. Notwithstanding the foregoing, no liability for payment of benefits shall be imposed upon the Committee, any subcommittee, the Employers, the Board of Directors, or the stockholders of the Employer.

     (h)  Participation in the Plan.  Any member of the Committee or a
          -------------------------
subcommittee who is an Employee may participate in the Plan if otherwise eligible. However, no member of the Committee or a subcommittee may vote or act upon any matter relating exclusively to himself.

     (i)  Indemnification.  The Employers shall indemnify and save harmless each
          ---------------
member of the Committee and subcommittees against any and all expenses and liabilities arising out of his membership on the Committee or subcommittee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member shall be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

                            SECTION 14.  TRUST FUND
                            -----------------------

     (a)  Trust Agreement.  Effective June 1, 1995, the Board of Directors or
          ---------------
the Committee shall have the authority to appoint a new Trustee and enter into a Trust Agreement. The Board of Directors or the Committee may, from time to time, remove the Trustee then serving under the Trust Agreement and appoint a successor Trustee or Trustees. All cash, securities or other property received by the Trustee from time to time shall constitute the Trust Fund. Each Participant or other person who shall claim the right to any payment under the Plan shall be entitled to look solely to the Trust Fund for payment.

     (b)  Responsibility for Trust Fund.  The Trustee shall have the exclusive
          -----------------------------
authority and discretion to manage and control the assets of the Trust Fund, except in the event that the Named Fiduciary retains responsibility for the investment of the Trust Fund or that an Investment Manager is appointed to manage any portion thereof, pursuant to Subsection (c) hereof.

     (c)  Investment Manager.  Notwithstanding the foregoing, the Board of
          ------------------
Directors or
the Committee may appoint one or more Investment Managers to manage all or any portion of the Trust Fund. An Investment Manager shall acknowledge in writing its appointment as a Named Fiduciary and, upon such acknowledgement, shall have sole responsibility for that portion of the Trust Fund which it is appointed to manage. Neither the Board of Directors, the Committee, the Trustee nor any other Named Fiduciary shall have any responsibility for, nor shall it be liable for, the investment of that portion of the Trust Fund which an Investment Manager is appointed to manage or for any loss to, or diminution in value of, such portion of the Trust Fund resulting from any action taken, directed or omitted by an Investment Manager.

  Any Investment Manager appointed hereunder shall be -

          (i) an investment adviser registered under the Investment Advisers Act of 1940;

          (ii)   a bank, as defined in such Act; or

          (iii) an insurance company that is qualified to manage the assets of employee benefit plans under the laws of more than one state.

     (d)  Plan Expenses.  The reasonable expenses incurred by the Committee in
          -------------
the administration of the Plan and the Trust shall be paid by the Trustee from the Trust to the extent that the same are not paid by the Company.

     (e)  Non-Diversion.  Except as provided in Section 5(c) and 5(d), in no
          -------------
event shall any part of the corpus or the income of the Trust be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants and their beneficiaries hereunder.

     (f)  Voting Employer Stock.  Except as provided in Subsection (g) hereof
          ---------------------
or as
otherwise required under the Internal Revenue Code or other applicable law, all Employer Stock (including fractional shares) in a Participant's account shall be voted by the Trustee in accordance with instructions from the Company.

     (g)  Tender Offer.  In the event of a merger, tender offer or offer to
          ------------
purchase by any party other than an Employer for Employer Stock, the Trustee shall determine in its sole discretion whether it is in the best interest of the Plan Participants to accept such offer and shall take any and all actions which it deems appropriate. If the Trustee accepts any such offer, or in the event of any merger transaction, the date on which the sale or tender occurs shall be called the "Sale Date". Proceeds from the sale by the Trustee, including proceeds received prior to this Sale Date, shall be allocated to each Participant and invested in the other Investment Funds in which the Participant has invested. Each such investment shall be made in accordance with the Participant's current investment designation made pursuant to Section 9(b).

     (h)  Stock Rights.  In the event that the Trustee acquires any rights to
          ------------
purchase any assets as a result of its current or prior holding of Employer Stock, the Trustee shall sell such rights and reinvest the proceeds in Employer Stock. In the event such rights are not transferable, the Trustee, in its sole discretion, may sell stock in the Employer Stock Fund and use the proceeds to acquire the assets it is entitled to pursuant to such rights. If the assets acquired pursuant to exercise of the rights do not constitute Employer Stock, the Trustee shall sell such assets and reinvest the net proceeds of such sale in Employer Stock.

                     SECTION 15.  FIDUCIARY RESPONSIBILITY
                     -------------------------------------

     (a)  Standard of Conduct.  Each fiduciary of the Plan shall discharge his
          -------------------
duties with respect to the Plan and Trust solely in the interest of Participants and their beneficiaries, for the exclusive purpose of providing benefits to such individuals and defraying reasonable expenses of administering the Plan and Trust Fund, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims, in accordance with this Plan and any other documents or instruments governing the Plan and Trust. A fiduciary who complies with the foregoing standards shall not be liable for any loss, action or omission hereunder.

     (b)  Allocation and Delegation of Responsibilities.  The Named
          ---------------------------------------------
Fiduciaries may allocate the responsibilities, obligations and duties granted to them for the operation and administration of the Plan and Trust among themselves. Further, any Named Fiduciary may designate other individuals, corporations or other entities, who are not Named Fiduciaries, to carry out such Named Fiduciary's responsibilities, obligations and duties with respect to the Plan and Trust, except to the extent the Employee Retirement Income Security Act of 1974 prohibits delegation of authority and discretion to manage and control the assets of the Trust Fund. Such allocations and delegations may be revoked or modified at any time. Any such allocation, delegation, revocation or modification shall be made by written instruments signed by the Named Fiduciary, if an individual, or in the case of other entities who are Named Fiduciaries, in accordance with the procedures governing the functions of such entity, and a written record shall be kept thereof.

     (c)  Co-Fiduciary Responsibility.  A Named Fiduciary or any individual,
          ---------------------------
corporation or other entity employed or appointed by a Named Fiduciary to serve in a fiduciary capacity with respect to the Plan or Trust Fund shall be solely responsible for the responsibilities, obligations or duties allocated or delegated to it, whether under this Plan and Trust or under the terms and conditions of employment or appointment. Any person to whom such responsibilities, obligations or duties have not been allocated or delegated shall not be responsible with respect to any action directed, taken or omitted by the Named Fiduciary or individual, corporation or other entity serving in a fiduciary capacity to whom such responsibilities, obligations or duties have been allocated or delegated, unless such person participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Named Fiduciary or individual, corporation or entity, and such person fails to make reasonable efforts under the circumstances to remedy the breach.

                  SECTION 16.  AMENDMENT, TERMINATION, MERGER
                  -------------------------------------------

     (a)  Right to Amend or Terminate the Plan.  It is the intention of each
          ------------------------------------
Employer to continue this Plan indefinitely and to make such contributions as may be required hereunder regularly each Plan Year. Nevertheless, subject to the provisions hereinafter set forth, the Board of Directors reserves the right, at any time or from time to time, to modify or discontinue the Plan in whole or in part by written resolution of the Board of Directors and to reduce, suspend or discontinue contributions hereunder; provided, however, that no action may be taken which, by reason thereof -

          (i) will deprive any Participant or beneficiary, without such person's consent, of any benefit theretofore accrued and vested in him under the Plan; or

          (ii) will, except as provided in Section 5(c), cause any part of the corpus or income of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and beneficiaries hereunder. Any modification or amendment of the Plan may be made retroactive if it does not violate Paragraph (i) or (ii) hereof or if, notwithstanding such Paragraphs, the modification or amendment is necessary or appropriate to conform the Plan to, or to satisfy the conditions of, the Employee Retirement Income Security Act of 1974, the Internal Revenue Code, or any other law, governmental regulation or ruling.

     (b)  Full Vesting on Termination of the Plan.  In the event of the
          ---------------------------------------
complete or partial
termination of the Plan, or the complete discontinuance of contributions thereto, the account balances of all affected Participants shall become fully vested. The account balance of each affected Participant either shall continue to be held in trust until a Participant is entitled to a distribution under
Section 11.

     (c)  Merger, Consolidation or Transfer.  In the case of a merger or
          ---------------------------------
consolidation of the Plan with, or transfer of the assets or liabilities of the Trust Fund to, any other plan or trust, the terms of the merger, consolidation or transfer shall be such that the benefits to which a Participant is entitled immediately after the merger, consolidation or transfer shall be equal to or greater than the benefits to which the Participant is entitled immediately prior to the merger, consolidation or transfer. For purposes of this Subsection (c), the benefits to which a Participant is entitled shall be determined on the assumption that the Plan had terminated on the day such determination is made.


                           SECTION 17.  MISCELLANEOUS
                           --------------------------

     (a)  Non-Alienation of Benefits.  No benefit payable under the Plan shall
          --------------------------
be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge. Notwithstanding the foregoing, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code) is received by the Committee, benefits shall be payable in accordance with such order and with Section 414(p) of the Code. The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly.

     (b)  Plan not a Contract of Employment.  The Plan shall not be construed
          ---------------------------------
as a contract between any Employee and an Employer nor to be considered for the employment of any Employee. Nothing in the Plan shall give any Employee the right to be retained in the employ of an Employer, and all Employees shall remain subject to discharge, discipline or lay-off to the same extent as if the Plan had not been put into effect.

     (c)  Gender and Number.  Wherever applicable herein, the masculine
          -----------------
pronoun shall include the feminine, and the singular shall include the plural.

     (d)  Governing Law.  The Plan shall be governed in accordance with the
          -------------
laws of the State of California, except to the extent superseded by the Employee Retirement Income Security Act of 1974.

     (e)  Latest Date of Distribution.  In no event shall distribution of a
          ---------------------------
Participant's vested interest under the Plan occur later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          (i)   the Participant's attainment of age 65;

          (ii) the tenth anniversary of the date on which the Participant commenced participation in the Plan; or

          (iii) the Participant's Service is severed.

     Notwithstanding the foregoing, if a participant attained age 70 1/2 on or after January 1, 1988 and prior to January 1, 1997, all amounts allocated under the Plan to the accounts of such a Participant shall be distributed in a single sum, in accordance with Section 401(a)(9) of the Internal Revenue Code and the regulations issued thereunder, not later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, regardless of whether his employment with the Company is terminated as of such date, unless such Participant had not received any minimum required distributions as of December 31, 1996. Any future allocations shall be distributed to such Participant by December 31 of the Plan Year for which such allocations are actually made; provided, however, if a Participant is not a five percent (5%) owner (as defined in Section 416(i)(1)(B) of the Internal Revenue Code) and shall have attained age seventy and one-half (70 1/2) before January 1, 1988, the benefits of any such Participant shall be distributed or shall commence to be distributed not later than the April 1 following the later of the calendar in which he retires or attains age seventy and one-half (70 1/2). All distributions under this Plan shall comply with the incidental death benefit requirements of Section 401(a)(9)(G) of the Internal Revenue Code and the regulations (including Treas. Reg. (S)1.401(a)(9)-2) and other guidance issued thereunder.

  If a Participant attains age 70 1/2 on or after January 1, 1997 and/or attained age 70 1/2 on or after January 1, 1996 and has not commenced receiving minimum required distributions in accordance with Section 401(a)(9) of the Code prior to January 1, 1997, such Participant shall commence receiving minimum required distributions in accordance with the requirements of the Code and the regulations and other guidance thereunder not later than the April 1 following the close of the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant terminates employment; provided, however, that a Participant who is eligible to elect a withdrawal in accordance with Section 11(c)(vi) of the Plan may elect a withdrawal in accordance with such Section 11(c)(vi).

     (f)  Direct Rollover Distributions.  At the written request of a
          -----------------------------
distributee (which shall mean a Participant, a surviving spouse of a Participant, or a spouse or former spouse of a

Participant that is an alternative payee under a qualified domestic relations order), and upon receipt of the written consent of the Committee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 401(a)(31)(D) of the Code). Such amount shall constitute all or part of any distribution otherwise to be made hereunder to the distributee, provided that such distribution constitutes an "eligible rollover distribution," as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder, and provided such distribution is at least $200. All direct rollover distributions shall be made in accordance with the following:

          (i) The term "eligible rollover distribution" means any distribution (of at least $200) of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; or any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any distribution to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) The term "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or (to the extent provided in Section 401(a)(31)(D) of the Code) a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii) A direct rollover distribution shall only be made to one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between or among more than one eligible retirement plan.

          (iv) Direct rollover distributions shall be made in cash in the form of a check made out to the trustee of the eligible retirement plan, in accordance with procedures established by the Committee, plus shares of Company stock otherwise distributable hereunder to the distributee, which shares shall be registered in a manner necessary to effectuate a direct rollover under
                Section 401(a)(31) of the Code.

          (v) Amounts attributable to after-tax employee contributions shall be distributed directly to the distributee and may not be distributed in a direct rollover distribution.

          (vi) No direct rollover distribution shall be made unless the distributee furnishes the Committee with such information as the Committee shall require, including but not limited to: the name of the recipient eligible retirement plan, and any account number or other identifying information.

        (vii) A distributee may have a portion of an eligible rollover distribution distributed directly to him and a portion directly rolled over to an eligible retirement plan as such distributee may determine provided that the amount to be directly rolled over to the eligible retirement plan is at least $500.

        (viii) If a distributee does not elect a direct rollover distribution within 45 days following the date that such amounts first become available for distribution, and the Participant's account balance (determined as of the Valuation Date coincident with or next following termination of employment) is not greater than $3,500 ($5,000 for terminations of employment on or after January 1, 1998), the Participant's account balance (determined as of the latest Valuation Date, in accordance with the Trustee's processing rules, following the end of the 45-day period) shall be paid to such distributee, reduced by any applicable income tax withholding, as soon as practicable thereafter.


                      SECTION 18.  TOP-HEAVY REQUIREMENTS
                      ------------------------------------

     (a) General Rule.  The Plan shall meet the requirements set forth in this
         ------------
Section 18 in the event that the Plan is or becomes a Top-Heavy Plan.

     (b)  Top-Heavy Plan.
          --------------

          (i) Subject to the aggregation rules set forth in Subsection (ii), the Plan shall be considered a Top-Heavy Plan pursuant to
                Section 416(g) of the Internal Revenue Code in any Plan Year if, as of the Determination Date, the present value of the cumulative accrued benefits of all Key Employees of the Employer exceeds sixty percent (60%) of the present value of the cumulative accrued benefits of all of the Employees of the Employer as of such Date, taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date. Notwithstanding the foregoing, former Key Employees and, except for the Plan Year beginning May 1, 1986, any Employee who has not performed services for the Employer during the five (5) consecutive Plan Year period ending on the Determination Date, shall be excluded from the above ratio. For purposes of the above ratio, the present value of a Key Employee's accrued benefit shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.

          (ii)  Aggregation with Other Plans.  For purposes of determining
                ----------------------------
                whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Section 18, the Plan shall be aggregated with other qualified plans in a Required Aggregation Group and may be aggregated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

     (c) Definitions.  For purposes of determining whether the Plan is Top-
         -----------
Heavy, the following terms shall have the following meanings:

          (i)   Present Value of Accrued Benefit.  The term "present value of an
                --------------------------------
                accrued benefit" as of any Determination Date shall mean the sum of the net value of a Participant's account as of the most recent Valuation Date and any contributions made after such Valuation Date but on or before the Determination Date. In the case of the first Plan Year, the amount of any contributions made after the Determination Date but allocated as of a day within such Plan Year also shall be included.

          (ii)  Determination and Valuation Dates.  The term "Determination
                ---------------------------------
                Date" shall mean, in the case of the first Plan Year, the last day of such Plan Year and in the case of any subsequent Plan Year, the last day of the preceding Plan Year. The term "Valuation Date" means the most recent Valuation Date as defined under Section 7(b) that occurs within a twelve (12) month period ending on the Determination Date.

          (iii) Key Employee.  An individual shall be considered a
                ------------
                Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan

                Years:

                (A) was an officer of the Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of 50% of the dollar limitation under Section 415(b)(1)(A) of the Internal Revenue Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of (1) fifty (50) or (2) the greater of three (3) or ten percent (10%) of all Employees, and provided further, that if the number of Employees treated as officers is limited to fifty
                    (50) hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual Compensation in the applicable Plan Year and any of the four (4) preceding Plan Years (without regard to the limitation set forth in Section 416(d) of the Code), or

                (B) was one of the ten (10) Employees owning or considered as owning both more than a one-half percent interest in value and the largest interests in the Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code; or

                (C) was a more than five percent (5%) owner of the Employer; or

                (D) was a more than one percent (1%) owner of the Employer whose annual Compensation from the Employer in the applicable Plan Year exceeded $150,000.

                    For purposes of determining who is a Key Employee, ownership shall be determined by taking into account the constructive ownership rules of Section 318 of the Internal Revenue Code, as modified by Section 416(i)(1) of the Internal Revenue Code. For purposes of determining who is a more than five percent (5%) or more than one percent (1%) owner, ownership shall mean ownership of the outstanding stock of the Employer or of the total combined voting power of all stock of the Employer.

                    For purposes of Subparagraph (B), an Employee (or former
                Employee) who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten (10) other Employees (or former Employees) own a greater interest than such Employee (or former Employee); provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual Compensation from the Employer is considered to have the larger ownership interest.

          (iv)  Non-Key Employee.  The term "Non-Key Employee" shall mean any
                ----------------
                Employee who is eligible to participate and who is not a Key Employee.

          (v)   Beneficiary.  Whenever the term "Key Employee", "former Key
                -----------

                Employee", or "Non-Key Employee" is used herein, it shall include the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the present value of his inherited accrued benefit and the present value of his own accrued benefit will be considered his accrued benefit for purposes of determining whether the Plan is a Top-Heavy Plan.

          (vi)  Compensation.  For purposes of this Section 18, except as
                ------------
                otherwise specifically provided, the term "Compensation" shall mean an Employee's Form W-2 wages for the calendar year that ends with or within the Plan Year.

          (vii) Required Aggregation Group.  The term "Required Aggregation
                --------------------------
                Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Internal Revenue Code.

        (viii)  Permissive Aggregation Group.  The term "Permissive
                ----------------------------
                Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Section 401(a)(4) and 410 of the Internal Revenue

                Code when considered with a Required Aggregation Group.

          (ix)  Employer.  For purposes of determining whether the Plan is a
                --------
                Top-Heavy Plan, the term "Employer" shall mean the Company and any entity required to be aggregated with the Company pursuant to Section 414(b), (c) or (m) of the Internal Revenue Code; provided, however, that for purposes of Section 416(i)(1)(A) of the Internal Revenue Code, ownership percentages shall be determined separately with respect to each entity that would otherwise be aggregated under Section 414(b), (c) or (m) of the Internal Revenue Code.

     (d) Requirements Applicable if Plan is Top-Heavy.  In the event the Plan is
         --------------------------------------------
determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

          (i)   Minimum Allocation.
                ------------------

                (A) In the case of a Non-Key Employee who is covered under this
                    Plan but does not participate in any qualified defined benefit plan maintained by the Employer, the minimum amount of Employer contributions allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy (exclusive of Salary Deferral Contributions) shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation (inclusive of Salary Deferral

                    Contributions) allocated on behalf of any Key Employee for such Plan Year. An Employee shall receive such a minimum allocation for each Plan Year in which the Plan is Top-Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Salary Deferral Contributions made to the Plan on his behalf.

                (B) An Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Employer shall not be entitled to a minimum allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

          (ii)  Limitations on Annual Additions and Benefits.  For purposes of
                --------------------------------------------
                computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Internal Revenue Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.